                                                        EXHIBIT 16

625 Fourth Avenue South
Minneapolis, Minnesota  55415

[logo] LUTHERAN BROTHERHOOD
       VARIABLE INSURANCE
       PRODUCTS COMPANY

April 24, 2001


Lutheran Brotherhood Variable
Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN  55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 25 to the registration statement, on Form N-4, File No. 33-15974, to be filed with the Securities and Exchange Commission.

Very truly yours,



/s/ John C. Bjork
John C. Bjork
Assistant Secretary
(612) 340-7005